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                                 EXHIBIT 10 (28)

                           CNA SURETY CORPORATION 2005
                        DEFERRED COMPENSATION PLAN TRUST


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                           CNA SURETY CORPORATION 2005
                        DEFERRED COMPENSATION PLAN TRUST

     THIS AGREEMENT, made this       day of         by and between CNA Surety
Corporation (the "Company") and First National Bank in Sioux Falls (the "Trustee").

     WHEREAS, the Company has established the CNA Surety Corporation 2005 Deferred Compensation Plan, effective January 1, 2005 (the "Plan");

     WHEREAS, in addition to the Company, certain Related Companies (as defined in the Plan) have adopted the Plan (the Company and the participating Related Companies are collectively referred to hereunder as the "Employer");

     WHEREAS, the Company wishes to establish the CNA Surety Corporation 2005 Deferred Compensation Plan Trust (hereinafter the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of creditors in the event of Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, the parties intend that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

     WHEREAS, the Employer intends to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. ESTABLISHMENT OF TRUST

(a)  The Employer hereby deposits with the Trustee in trust $               ,
     which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust,

(b)  The Trust hereby established shall be irrevocable,

(c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust shall be mere unsecured contractual rights of Plan participants and their beneficiaries against their


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     particular Employer. Any assets attributable to an Employer held by the
     Trust will be subject to the claims of the general creditors of such Employer under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) The Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust. Neither the Trustee nor any Plan participant or beneficiary shall have the right to compel such additional deposits,

Section 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

(a) The Employer shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable with respect to each Plan participant employed by the applicable Employer (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Employer.

(b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Employer or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c) The Employer may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Employer shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Employer shall make the balance of each such payment as it falls due. The Trustee shall notify the Employer where principal and earnings are insufficient.

Section 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN
           EMPLOYER IS INSOLVENT.

(a) If an Employer is Insolvent, the Trustee shall cease payment of benefits to the Plan participants and their beneficiaries attributable to such Employer. An Employer shall be considered "Insolvent" for purposes of this Trust if (i) the Employer is unable to pay its debts as they become due, or
     (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.



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(b)  At all times during the continuance of this Trust, as provided in Section
     1(d) hereof, the principal and income of the Trust attributable to each Employer shall be subject to claims of general creditors of such Employer under federal and state law as set forth below.

     (1) The Board of Directors and the President of the Company shall have the duty to inform the Trustee in writing of the Insolvency of any Employer. If a person claiming to be a creditor of an Employer alleges in writing to the Trustee that such Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan' participants or their beneficiaries attributable to such Employer.

     (2) Unless the Trustee has actual knowledge of an Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that an Employer is Insolvent, the Trustee shall have no duty to inquire whether any Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the Employer's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning each Employer's solvency.

     (3) If at any time the Trustee has determined that an Employer is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries attributable to such Employer and shall hold the applicable assets of the Trust for the benefit of such Employer's general creditors. Nothing in this Trust shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of an Insolvent Employer with respect to benefits due under the Plan or otherwise.

     (4) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust only after the Trustee has determined that an Employer is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Employer in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4. NO PAYMENTS TO THE EMPLOYER.

Except as provided in Section 3 hereof, the Employer shall have no right or power to direct the Trustee to return to the Employer ,or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.



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Section 5. INVESTMENT AUTHORITY.

(a) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Employer, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

(b) The Employer shall have the right, at anytime, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any assets held by the Trust.

(c) The Employer or the administrator of the Plan may, but shall not be required to, direct the Trustee in accordance with procedures mutually agreeable by the parties to invest the assets of the Trust to correspond to the investment preferences expressed by participants under the Plan. Any investment direction received from the Employer or the administrator of the Plan shall remain in effect until a new investment direction is received by the Trustee, Any investment direction received by the Trustee shall be implemented as soon as administratively practicable following the date the investment direction is received by the Trustee,

(d) The Trustee shall have no responsibility for the selection of investment options under the Plan and shall not render investment advice to any person. Furthermore, the Trustee shall not be considered a fiduciary with investment discretion.

Section 6. DISPOSITION OF INCOME.

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7. ACCOUNTING BY TRUSTEE.

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or received being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8. RESPONSIBILITY OF TRUSTEE.

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, the Trustee shall incur no liability to any person for any action taken pursuant



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     to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given by the Company in accordance with procedures mutually agreed upon by the parties. In the event of a dispute between the Employer and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorney's fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c) The Trustee, with the consent of the Company, may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

(d) The Trustee, in consultation with the Company, may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f) Notwithstanding any powers granted to the Trustee pursuant to this Trust or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

Section 9. COMPENSATION AND EXPENSES OF TRUSTEE.

The Company shall pay the Trustee's fees and all administrative expenses associated with this Trust. If not so paid, the fees and expenses shall be paid from the Trust.

Section 10. RESIGNATION AND REMOVAL, OF TRUSTEE.

(a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

(b) The Trustee may be removed by the Company on 30 days written notice or upon shorter notice accepted by the Trustee.



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(c)  Upon resignation or removal of the Trustee and appointment of a successor
     Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11. APPOINTMENT OF SUCCESSOR.

(a)  If the Trustee resigns (or is removed) in accordance with section 10(a) or
     (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective upon acceptance in writing by the Trustee, who shall have all the rights and powers of the former the Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes the successor Trustee.

Section 12. AMENDMENT OR TERMINATION.

(a) This Trust may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

(b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Employer.

(c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.



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Section 13. MISCELLANEOUS.

(a) Any provision of this Trust prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Plan participants and their beneficiaries under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) The Company may assess each participating Related Company a proportionate share of the fees and administrative expenses associated with this Trust, based on assets held by the Trust, including amounts paid to the Trustee in indemnification of the Trustee's costs. By making contributions to the Trust, a Related Company shall be deemed to have agreed to any such assessments.

(d) This Trust shall be governed by and construed in accordance with the laws of Illinois.

Section 14. EFFECTIVE DATE,

The effective date of this Trust Agreement shall be January 1, 2005.

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     IN WITNESS WHEREOF, the parties have caused this document to be executed
this            day of             2005.


                                CNA SURETY CORPORATION


                                By:__________________________________________

                                Its:_________________________________________



                                FIRST NATIONAL BANK IN SIOUX FALLS


                                By:__________________________________________

                                Its:_________________________________________



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